UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2023

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2023, UG Construction, Inc. d/b/a Emerald Construction Management, Inc. (“UG Construction”), a wholly owned subsidiary of urban-gro, Inc. (the “Company”), entered into an interest only asset based revolving Loan Agreement (the “Line of Credit”) with Gemini Finance Corp. (“Lender”) pursuant to which Lender extended to the Company a secured line of credit in an amount not to exceed $10,000,000, to be used to assist UG Construction and the Company with cash management. Lender will consider requests for advances under the Line of Credit, which Lender may accept or reject in its discretion, until September 12, 2024 (the “Initial Term”), subject to an automatic extension for an additional nine-month term until May 12, 2025, provided that UG Construction is in compliance with all the terms of the applicable loan documents and Lender has not sent a written notice of non-renewal at least 60 days prior to expiration of the Initial Term. The Line of Credit contains standard events of default and representations and warranties by UG Construction and the Lender and the Company has entered into a Continuing Guaranty pursuant to which the Company will guarantee repayment of the loans associated with the Line of Credit (the “Guaranty Agreement”).

Loans made under the Line of Credit shall be evidenced by a Secured Promissory Note - Revolving issued by UG Construction to the Lender (the “Promissory Note”), and each draw on the Promissory Note shall be due and payable on or before 180 days after such draw is funded to UG Construction; provided that, such draw is also subject to a mandatory pre-payment upon UG Construction’s receipt of payment for any invoice previously submitted and approved for financing by Lender. Lender will receive a security interest in UG Construction’s Collateral (as defined in the “Security Agreement” entered into as part of the Line of Credit). The Promissory Note earns interest at a monthly rate of one and seventy-five hundredths percent (1.75%).

In connection with entering in the Line of Credit, the Company has agreed to issue to Bancroft Capital, LLC (the “Placement Agent”) cash and warrant compensation in two separate tranches, the first being earned upon closing of the Line of Credit and the remainder of which will be due if and when UG Construction draws more than $4,500,000 from the Line of Credit. Both instances are detailed as follows:

1.	At closing of the Line of Credit, the Placement Agent earned a cash fee of $200,000. In addition to the cash fee, the Company will issue to the Placement Agent or its designees, $200,000 worth of warrants (the “Placement Agent’s Warrants”) to purchase the Company’s common stock at a price per share equal to 110% of the daily volume weighted average closing price of the Company’s common stock on the Nasdaq exchange for a period consisting of ten (10) consecutive trading days ending on and inclusive of the trading day of the Closing. The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the date of issuance. The Placement Agent’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights), cashless exercise and customary anti-dilution provisions (for stock dividends and splits) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.).
2.	If and when Emerald draws more than $4,500,000 from the Line of Credit, the Placement Agent will earn an additional cash fee of $200,000, and an additional $200,000 worth of Placement Agent’s Warrants to purchase the Company’s common stock at a price per share equal to 110% of the daily volume weighted average closing price of the Company’s common stock on the Nasdaq exchange for a period consisting of ten (10) consecutive trading days ending on and inclusive of the trading day of the date that the draws exceeding $4,500,000 were to take place.

The foregoing description of the Line of Credit, the Promissory Note, the Security Agreement, and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Line of Credit, the Promissory Note, the Security Agreement, and the Guaranty Agreement, a copy of each of which is filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement.” Relating to the Line of Credit, the Promissory Note, the Security Agreement, and the Guaranty Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Promissory Note and the Placement Agent’s Warrants is incorporated by reference herein in its entirety. The Promissory Note and the Placement Agent’s Warrants were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each of Lender and Placement Agent is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 7.01 Regulation FD Disclosure.

In the Company’s earnings press release attached to a Current Report on Form 8-K filed on November 9, 2023, the Company mentioned entering into an undrawn non-dilutive, asset-based lending facility in order to better manage its working capital which was also briefly discussed in the earnings call. That lending facility is not the lending facility described in this Current Report on Form 8-K. The prior lending facility would only become binding upon submission of an account receivable invoice and certain other contingencies and to date, that credit facility has not been drawn upon nor has a direct financial obligation been created under that prior facility. With the entry into the Line of Credit described above, which the Company believes contains more favorable terms than the prior facility, the Company does not intend to utilize the prior facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Line of Credit Agreement, dated as of December 12, 2023, between UG Construction and Lender
10.2	Promissory Note, dated December 12, 2023, with UG Construction as the maker and issued to Lender
10.3	Security Agreement, dated as of December 12, 2023, between UG Construction and Lender
10.4	Guaranty Agreement, dated as of December 12, 2023 between the Company and Lender
99.1	Press Release dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: December 18, 2023	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer